EXHIBIT 99.1

Lyris Announces Third Quarter Fiscal 2013 Financial Results

Lyris HQ SaaS Revenue Up 7% in F3Q13 over F3Q12;
90% of F3Q13 Revenue Was Recurring;
79% of F3Q13 Revenue From Subscriptions

EMERYVILLE, Calif., May 9, 2013 (GLOBE NEWSWIRE) -- Lyris, Inc. (OTCBB:LYRI), a leading global provider of digital marketing solutions, today announced financial results for the third quarter of fiscal 2013 ended March 31, 2013.

Highlights

  Fiscal third quarter revenues were $8.9 million, down 8.0% from $9.7 million in the prior quarter and down 4.0% from $9.3 million in the same period last year.
  Recurring revenue was 90% of total revenue in the fiscal third quarter compared to 88% of total revenues in the same period a year ago and 86% of revenues in the prior quarter.
  Lyris HQ Software-as-a-Service (SaaS) revenues were 61% of total revenues in the fiscal third quarter compared to 54% in the same period a year ago and 58% of total revenues in the prior quarter.
  Fiscal third quarter gross margin was 61% compared to 63% for the same period last year.
  Fiscal third quarter loss from operations was $(0.6 million), compared to income from operations of $0.5 million in the same period last year. Fiscal third quarter 2013 loss from operations includes approximately $0.3 million in non-recurring employee severance expenses.
  Fiscal third quarter net loss was $(0.6 million), or $(0.06) per diluted share, compared to net income of $0.6 million, or $0.06 per share, in the same period last year. Fiscal third quarter 2013 net loss includes a $0.3 million write down of an investment.
  Fiscal third quarter non-GAAP net income was $0.4 million, or $0.05 per diluted share, compared to a non-GAAP net income of $1.1 million, or $0.11 per share, in the same period a year ago.
  Fiscal third quarter adjusted EBITDA was $0.9 million, compared to adjusted EBITDA of $1.4 million in the same period a year ago.
  At March 31, 2013, the Company had $2.4 million in cash. Subsequent to the end of the period, the Company secured a new two year $5 million line of credit with Silicon Valley Bank.

"In addition to showing solid execution this quarter, we have continued to invest in our product, marketing and sales teams to accelerate the growth of our SaaS-focused revenue streams," stated Roy Camblin, president and CEO of Lyris. "Meeting the rapidly changing needs of digital marketers is increasingly difficult in today's data-driven world, but I firmly believe we have the right strategy, team, and innovative technology in place to make a meaningful difference for all of our customers, at any stage of their digital marketing journeys."

Third Quarter Fiscal 2013 Financial Results

Total revenues of the third quarter of fiscal 2013 were $8.9 million, down 8.0% from $9.7 million in the prior quarter and down 4.0% from $9.3 million in the same period in fiscal 2012. Total subscription revenues were $7.0 million, or 79% of total revenues, in the third quarter of fiscal 2013, compared to $7.2 million, or 77% of total revenues, in the same period in fiscal 2012. Lyris HQ SaaS revenues were $5.4 million, or 61% of total revenues, in the third quarter of fiscal 2013, up 7.2% from $5.0 million, or 54% of total revenues, in the same period a year ago.

Gross profit was $5.5 million, or 61% as a percentage of total revenues, in the third quarter of fiscal 2013, compared to $5.9 million, or 63% of total revenue, in the same period in fiscal 2012.

Loss from operations was $(0.3 million) in the third quarter of fiscal 2013, compared to income from operations of $0.5 million in the same period last year. Fiscal third quarter 2013 loss from operations includes approximately $0.3 million in non-recurring employee severance expenses incurred during the period. Net loss in the third quarter of fiscal 2013 was $(0.6 million), or $(0.06) per diluted share, compared to net income of $0.6 million, or $0.06 per share, in the same period last year and includes the write down of $0.3 million of an investment made by the company in 2010.

Conference Call Information

Lyris will hold a conference call and webcast to discuss its financial results and operating activities open to all interested parties at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), May 9, 2013.

The teleconference can be accessed by calling 888-427-9419, passcode 82112158. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available on the Internet at www.lyris.com.

A replay of the call will be available through May 16, 2013, at 877-870-5176, passcode 8112158, and on the company's website at www.lyris.com.

About Lyris

Lyris, Inc. is a leading global provider of digital marketing solutions that helps companies engage with customers in more meaningful ways. Lyris products and services empower marketers to design, automate, and optimize data-driven interactive marketing campaigns that facilitate superior engagement, increase conversions, and deliver measurable business value. Lyris' high-performance, secure and flexible digital marketing platforms improve marketing efficiency by providing automated digital message delivery, robust segmentation, and real-time social, mobile, and interaction analytics. The Lyris solutions portfolio is comprised of both in-the-cloud and on-premises solutions - Lyris ONE, Lyris HQ, Lyris LM - combined with customer-focused services and support. www.lyris.com

Forward Looking Statements

This press release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current views with respect to future events and financial performance, and that are subject to many risks and uncertainties. These forward-looking statements include material in quotations from management, including our estimate of our addressable market. Statements that include word such as "expects," "intends," "plan," "believe," "project," "estimate," "may," "should," "anticipate," "will" and similar statements identify many of our forward-looking statements.

Many factors could cause actual results to differ materially from those indicated in our forward-looking statements. For example, market acceptance of our products, potential delays in product development, product offerings by our competitors, and our ability to finance anticipated growth could affect our future results. Other risk factors that could cause actual results to differ significantly from our expectations are described in our annual and quarterly reports filed with the Securities and Exchange Commission (available at www.sec.gov). Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this press release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Non-GAAP Financial Measures

In this release we present certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles ("GAAP"). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

We believe the calculation of non-GAAP net income (loss), calculated without giving effect to acquisition-related amortization charges, stock-based compensation expense and certain other amounts that we do not consider to be related to our ongoing core operating performance, provides a basis to compare our operating results across periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as GAAP net income (loss) less interest, taxes, depreciation, amortization, non-cash stock compensation expense and certain other financial measures, is an indicator of our cash flows. This measure is commonly used by our lenders to assess our leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure, as required under SEC rules and regulations, in tables attached to this release.

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended March 31,
	2013	2012

Revenues:
Subscription revenue	$ 7,031	$ 7,160
Support and maintenance revenue	984	945
Professional services revenue	589	783
Software revenue	289	374
Total revenues	8,893	9,262
Cost of revenues:
Subscription, software and other services	2,898	3,163
Amortization of developed technology	534	229
Total cost of revenues	3,432	3,392
Gross profit	5,461	5,870
Operating expenses:
Sales & marketing	2,653	1,729
General and administrative	2,119	2,121
Research & development	911	1,444
Amortization of customer relationship and trade names	50	51
Total operating expenses	5,733	5,345
Income (loss) from operations	(272)	524
Interest expense	(32)	(108)
Interest income	--	2
Other income (expense), net	(289)	(2)
Income (loss) from operations before income taxes	(593)	416
Income tax provision	(25)	(125)
Net income (loss)	(568)	541
Less: income attributable to noncontrolling interest	--	(44)
Net income (loss) attributable to Lyris, Inc.	$ (568)	$ 585
Net income (loss) per share
Basic and diluted	$ (0.06)	$ 0.06
Weighted average shares outstanding used in calculating net income (loss) per share:
Basic and diluted	9,618	9,418

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Nine Months Ended March 31,
	2013	2012

Revenues:
Subscription revenue	$ 21,498	$ 21,965
Support and maintenance revenue	2,913	2,829
Professional services revenue	1,845	3,344
Software revenue	1275	1,354
Total revenues	27,531	29,492
Cost of revenues:
Subscription, software and other services	9,570	10,145
Amortization of developed technology	1,207	596
Total cost of revenues	10,777	10,741
Gross profit	16,754	18,751
Operating expenses:
Sales & marketing	7,423	7,024
General and administrative	6,365	6,817
Research & development	2,908	4,784
Amortization of customer relationship and trade names	151	1,286
Impairment of goodwill	--	9,000
Impairment of capitalized software	--	385
Total operating expenses	16,847	29,296
Loss from operations	(93)	(10,545)
Interest expense	(180)	(296)
Interest income	3	11
Other income (expense), net	(253)	(18)
Loss from operations before income taxes	(523)	(10,848)
Income tax provision	99	61
Net loss	$ (622)	$ (10,909)
Less: income attributable to noncontrolling interest	29	(9)
Net loss attributable to Lyris, Inc.	$ (651)	$ (10,900)
Net loss per share basic and diluted	$ (0.07)	$ (1.25)
Weighted average shares outstanding used in calculating net loss per share:
Basic and diluted	9,568	8,742

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended March 31,
	2013	2012

Net income (loss)	$ (568)	$ 585
Stock-based compensation expense	133	194
Amortization of intangible assets	584	280
Other (income) expense, net	289	2

Non-GAAP net income	$ 438	$ 1,061

Net income per share basic and diluted	$ 0.05	$ 0.11

Shares used to compute net income per share:
Basic and diluted	9,618	9,418

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company's business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Nine Months Ended March 31,
	2013	2012

Net loss	$ (622)	$ (10,909)
Stock-based compensation expense	675	470
Amortization of intangible assets	1,358	1,882
Impairment of goodwill	--	9,000
Impairment of capitalized software	--	385
Other (income) expense, net	253	18

Non-GAAP net income	$ 1,664	$ 846

Net income per share basic and diluted	$ 0.17	$ 0.10

Shares used to compute net income per share:
Basic and diluted	9,568	8,742

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company's business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2013	2012
Net income (loss)	$ (568)	$ 585
Interest (income) / expense, net	32	106
Income tax (benefit) / provision	(25)	(125)
Depreciation and amortization	991	599

Total EBITDA	430	1,165

Stock-based compensation expense	133	194
Other (income) expense, net	289	2

Total Adjusted EBITDA	$ 852	$ 1,361

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Nine Months Ended March 31,
	2013	2012
Net loss	$ (622)	$ (10,909)
Interest (income) / expense, net	177	285
Income tax (benefit) / provision	99	61
Depreciation and amortization	2,430	2,799

Total EBITDA	2,084	(7,764)

Stock-based compensation expense	675	470
Impairment of goodwill		9,000
Impairment of capitalized software	--	385
Other (income) expense, net	253	18

Total Adjusted EBITDA	$ 3,012	$ 2,109

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except for per share data)

	December 31,	June 30,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$ 2,386	$ 1,602
Accounts receivable, less allowances of $560 and $686, respectively	4,455	4,934
Prepaid expenses and other current assets	1,015	795
Deferred income taxes	981	882
Total current assets	8,837	8,213
Property and equipment, net	9,383	7,044
Intangible assets, net	5,064	5,266
Goodwill	9,791	9,791
Other long-term assets	567	901
TOTAL ASSETS	$ 33,643	$ 31,215

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 4,363	$ 4,222
Revolving line of credit	2,237	5,005
Capital lease obligations - short-term	825	631
Income taxes payable	453	108
Deferred revenue	3,091	3,593
Total current liabilities	10,969	13,559
Other long-term liabilities	482	543
Capital lease obligations - long-term	598	662
TOTAL LIABILITIES	12,049	14,764
Commitments and contingencies
Stockholders' equity:
Redeemable Series A convertible preferred stock; $0.01 par value per share, 2,000 shares authorized, issued and outstanding, liquidation preference $5,000, no undeclared dividends	5,000	--
Common stock, $0.01 par value; authorized 40,000 shares; 9,623 and 9,435 issued and outstanding shares at December 31, 2012 and June 30, 2012, respectively	1,415	1,414
Additional paid-in capital	268,105	267,447
Accumulated deficit	(252,942)	(252,291)
Treasury stock, at cost 11 shares held at December 31, 2012 and June 30, 2012	(56)	(56)
Accumulated other comprehensive income	72	115
Total stockholders' equity controlling interest	16,594	16,629
Total stockholders' equity noncontrolling interest	--	(178)
Total stockholders' equity	16,594	16,451
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 33,643	$ 31,215
CONTACT: Investor Relations Contact:
         Rich McDonald
         Director, Investor Relations
         (610) 688-3305
         rmcdonald@lyris.com